Exhibit 10.17
THIRD LOAN MODIFICATION AGREEMENT
     This Third Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of July 21, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name “Silicon Valley East” (“Bank”) and NSI SOFTWARE, INC., successor by merger with NETWORK SPECIALISTS, INCORPORATED, a Delaware corporation with offices at Two Hudson Place, Suite 700, Hoboken, New Jersey 07030 (“Borrower”).
1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan agreement dated as of October 16, 2003, evidenced by, among other documents, a certain Loan and Security Agreement dated as of October 16, 2003 between Borrower and Bank, as amended (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.
2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”).
Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.
3. DESCRIPTION OF CHANGE IN TERMS.
Modification to Loan Agreement.
A.	Section 5a.(i)(k)-(n) of the Schedule to the Loan Agreement and Section 5a.(ii)are hereby amended by deleting same their entirety and substituting the following therefor:

“(k) ($500,000) at June 30, 2004; (l) ($2,000,000) at July 31, 2004; (m) ($3,000,000) at August 31, 2004; (n) $1,200,000.00 at September 30, 2004

plus

(ii) 80% of all consideration received (other than the $3,000,000.00 to be received on or before September 30, 2004 pursuant to subsection c, below) from proceeds from the issuance of any equity securities of the Borrower and/or subordinated debt incurred by the Borrower.”

B.	Section 5 of the Schedule to the Loan Agreement is hereby amended by deleting Subsection c. thereof in its entirety and substituting the following therefor:

“c. Capitalization Event

Borrower shall, on or after July 1, 2004 but before September 30, 2004, receive cash proceeds from the issuance of equity securities of the Borrower and/or subordinated debt incurred by the Borrower in the aggregate amount of at least $3,000,000.00.”

C.	Section 8(4) of the Schedule to the Loan Agreement is hereby amended by adding the following subsection (c) to the definition of “Intellectual Property Granting Event” set forth therein:

“, or (c) until such time as Borrower receives additional cash proceeds from the issuance of equity securities of the Borrower and/or subordinated debt incurred by the Borrower in an aggregate amount of at least $10,000,000.00, the occurrence of an Event of Default under this Agreement.”

D.	Subsection (viii) of the definition of “Eligible Receivables” set forth in Section 8 of the Loan Agreement is hereby amended by deleting same in its entirety and substituting the following therefor:

“(viii) the Receivable must not be owing from an Account Debtor located outside the United States (unless pre-approved by Silicon in its discretion in writing, or backed by a letter of credit satisfactory to Silicon, or FCIA insurance satisfactory to Silicon) with the exception of Sunbelt International, provided that (a) borrowings based upon Receivables owing from Sunbelt International (“Sunbelt Based Borrowings”) may not exceed twenty (20%) percent of all borrowings under this Agreement, (b) borrowings based on Receivables owing from Sunbelt International plus borrowings based upon Receivables owing from Sunbelt Software, Inc. may not exceed forty 40% percent of all borrowings under this Agreement, and (c) Receivables owing from Sunbelt International shall only be deemed eligible up to $1,000,000.00; and”
4. WAIVER. The Bank hereby waives Borrower’s failure to comply with the Capitalization Event requirement set forth in Section 5.c. of the Schedule to the Loan Agreement as of June 30. The Bank’s waiver of Borrower’s compliance with said foregoing affirmative covenant shall apply only to the foregoing specific period.
5. FEES. Borrower shall pay to Bank on the date hereof a fully-earned, non-refundable modification fee of Five Thousand Dollars ($5,000.00). Borrower shall reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

6. RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby ratifies, confirms, and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate delivered to the Bank on or about October 16, 2003, and acknowledges, confirms and agrees the disclosures and information provided therein has not changed, as of the date hereof.
7. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.
8. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.
9. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against the Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Bank, whether known or unknown, at law or in equity, all of tem are hereby expressly WAIVED and Borrower hereby RELEASES the Bank from any liability thereunder.
10. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.
11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:

NSI SOFTWARE, INC., successor by merger with
NETWORK SPECIALISTS, INCORPORATED

By:	/s/ S. Craig Huke

Name:	S. Craig Huke
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By:	/s/ John V. Atenasoff

Name:	John V. Atenasoff
Title:	Vice President

CORPORATE RESOLUTIONS FOR
AMENDING LOAN ARRANGEMENT
Scott Meyers ____, being the Secretary of NSI SOFTWARE, INC., a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware CERTIFIES that the following resolutions were adopted

CHECK ONE	☑	at a duly called and conducted meeting of the Directors of said corporation held on at which a quorum was present and voting throughout,

	☐	by the unanimous consent of the Directors of said corporation, the originals of which consents having been placed with the records of meetings of Directors of said corporation, and are in conformity with the Certificate of Incorporation and By-Laws of said corporation (each as amended to date) and that each of the following resolutions presently is in full force and effect without change:
AMENDMENT OF LOAN ARRANGEMENT

RESOLVED,	That this corporation amend its loan arrangements with Silicon Valley Bank (hereinafter, with any successor, the “Bank”) in such manner as has been or is hereinafter discussed and negotiated by and between the Bank on the one hand and any of the following, acting on behalf of this corporation, on the other:

Insert title, only, if Persons to act on behalf of corporation have titles. Otherwise, insert names.	S. Craig Huke Chief Financial Officer
In connection with the foregoing, each of said officers and/or persons, acting as described above, is authorized to execute, seal, acknowledge, and deliver in the name of and on behalf of this corporation such instruments, documents, and papers which relate thereto as may be appropriate, each in such form and upon such terms as the officer(s) and/or person(s) so authorized determines, such execution and delivery to be conclusive of such officer’(s) and/or person’(s) authority so to act in the name of and on behalf of this corporation.
DELEGATION OF AUTHORITY

RESOLVED,	That any one of the officers and/or persons authorized by the foregoing Resolutions, acting singly, may by written instrument furnished the Bank delegate to any other officer or person the same authority which is vested singly and individually by said Resolution in the person(s) or officer(s) so delegating authority, which written delegation shall be in such form as may be requested by the Bank and may be subject to such restrictions and limitations as may be indicated thereon.

CONTINUATION OF AUTHORITY

RESOLVED,	That all resolutions and delegations relative to the authority of any officer or person to act on behalf of this corporation shall remain in full force and effect until the Bank’s receipt of written notice of the revocation or modification of such authority from the person signing below as the Secretary of this corporation or from that person whom the Bank reasonably believes to be authorized to act in this regard on behalf of this corporation.
RATIFICATION OF PRIOR TRANSACTIONS

RESOLVED,	That all action heretofore taken on behalf of this corporation and all instruments, documents, and papers heretofore executed in the name of and on behalf of this corporation concerning this corporation’s relationship with the Bank be, and they hereby are, approved, adopted, and ratified. This corporation shall indemnify, defend, and hold the Bank harmless of and from any loss, liability, or damage the Bank may suffer or incur on account of this corporation’s relationship with the Bank.
REVOCATION OF INCONSISTENT RESOLUTIONS

RESOLVED,	That any and all resolutions of this corporation which may be in conflict with any of the foregoing resolutions be, and they hereby are, revoked.

RESOLVED,	That the resolutions of this corporation’s Directors concerning this corporation’s relationship with and borrowing from Silicon Valley Bank (the “Bank”), with offices at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, pursuant to which, among other things, this corporation may be granting the Bank a security interest or other collateral in and to, and/or mortgaging, all or any portion of the assets of this corporation, be, and said resolutions are hereby approved, adopted, and incorporated herein by reference.
PERSONS PRESENTLY AUTHORIZED TO ACT
I further CERTIFY that the following person are authorized under the preceding Resolutions to act:

Name	Title
S. Craig Huke	Chief Financial Officer
Scott Meyers	Chief Operating Officer

     IN WITNESS WHEREOF, I have set my hand and the seal of this corporation on this 20th day of July, 2004.

(Corporate Seal)	/s/ Scott Meyers
Secretary

Print Name: Scott Meyers
     If the foregoing Resolutions confer authority upon the Secretary, this Certificate should be confirmed by another officer of the corporation.

CONFIRMED: Print Name:	/s/ S. Craig Huke S. Craig Huke
Title:	Chief Financial Officer